U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACCRETION ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-2332228
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

410 17th Street, #1110 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of common stock, one right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination, and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Rights, each right entitles the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for shares of common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-258925

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights and redeemable warrants of Accretion Acquisition Corp. (the “Company”). The description of the units, common stock, rights and redeemable warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on August 19, 2021, as amended from time to time (File No. 333-258925) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACCRETION ACQUISITION CORP.

Date: October 20, 2021	By:	/s/ Brad Morse
Brad Morse
Chief Executive Officer